UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2015

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Military Trail, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 447-2520

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 21, 2015, Jarden Corporation (the “Company”) (and the subsidiary guarantors party thereto) entered into a purchase agreement (the “Purchase Agreement”), with Barclays Capital Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC, acting for themselves and as representatives for the several initial purchasers named in Schedule I to the Purchase Agreement (collectively, the “Initial Purchasers”), for the offer and sale in a private offering (the “Offering”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S under the Securities Act, by the Company of $300 million in aggregate principal amount of its 5% Senior Notes due 2023 (the “Notes”). The Company expects to close the Offering on or about October 30, 2015, subject to the satisfaction of various customary closing conditions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Purchase Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Purchase Agreement.

The Initial Purchasers and certain of their affiliates have provided and may, from time to time, continue to provide various commercial and investment banking services, trust services and financial advisory and other services to the Company, for which they have received customary fees and reimbursement of expenses, and for which they expect to receive customary fees and reimbursement of expenses, respectively.

Certain of the Initial Purchasers and their affiliates are agents and/or lenders under our senior secured credit facility and/or securitization facility and/or certain committed facilities relating to the financing of the Company’s acquisition of Visant Holding Corp. (“Visant”). In addition, Barclays Capital Inc. is acting as financial advisor to the Company in connection with the Company’s proposed acquisition of Visant. Ros L’Esperance, who is currently one of our directors, also serves in various positions at one or more affiliates of UBS.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

10.1	Purchase Agreement, dated as of October 21, 2015, by and among Jarden Corporation and Barclays Capital Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the initial purchasers, and the subsidiary guarantors named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2015

JARDEN CORPORATION

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Executive Vice President - Administration, General Counsel and Secretary

Exhibit Index

Number	Exhibit

10.1	Purchase Agreement, dated as of October 21, 2015, by and among Jarden Corporation, and Barclays Capital Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the initial purchasers, and the subsidiary guarantors named therein.